Exhibit 99

NEWS

Ford CFO Lewis Booth and Global Product Chief Derrick Kuzak to Retire; Veteran Executives Named as Successors

•	Lewis Booth, executive vice president and chief financial officer, has elected to retire effective April 1, after a 34-year career

•	Derrick Kuzak, group vice president, Global Product Development, has elected to retire effective April 1, after a 33-year career

•	Booth will be succeeded by Bob Shanks, currently vice president and Controller

•	Kuzak will be succeeded by Raj Nair, currently vice president, Engineering, Global Product Development

DEARBORN, Mich., Feb. 9, 2012 – Ford Motor Company today announced that Lewis Booth, executive vice president and chief financial officer, and Derrick Kuzak, group vice president, Global Product Development, have elected to retire effective April 1.  Each has served the automaker for more than 30 years.

Booth, 63, will be succeeded by Bob Shanks, who is currently vice president and Controller.  Kuzak, 60, will be succeeded by Raj Nair, who is currently vice president, Engineering, Global Product Development. Shanks and Nair assume their new positions April 1.

In addition to these changes, Ford is announcing the following moves, also effective April 1:
•	Stuart Rowley, 44, currently chief financial officer, Ford of Europe, has been elected a company officer and will succeed Shanks as vice president and Controller
•	Hau Thai-Tang, 45, currently executive director, Global Product Programs, has been elected a company officer and will succeed Nair as vice president, Engineering, Global Product Development

“Lewis Booth and Derrick Kuzak represent the very best of Ford and our culture and built a legacy of leadership, integrity and commitment to excellence that will benefit us for years to come,” said Bill Ford, Ford’s executive chairman. “Lewis and Derrick were absolutely integral to the comeback of Ford and they are retiring with our deepest respect and gratitude.”

Finance Changes
Booth, a native of Liverpool, England, who was trained as both an accountant and engineer, rose up through the company in a series of financial and operational jobs, including working in Ford’s product development, manufacturing and vehicle operations departments in North America.  Booth went on to lead operations for Ford in South Africa and Mazda before being tapped to head Ford of Europe and the Premier Automotive Group, Ford’s former family of European premium brands.

In late 2008, a week after the collapse of Lehman Brothers triggered a financial crisis, Booth returned to Dearborn as the company’s chief financial officer.

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Under his leadership, the Ford treasury and finance teams executed a series of complex moves to shore up Ford's liquidity and reduce debt. Over the last three years, Ford has significantly strengthened its balance sheet, improving its net cash level by $20 billion. The company also has seen its credit rating improve six notches to one level below investment grade. In addition, the dividend is being restored and the company has begun derisking the pension plans.

“Lewis brought to his role as chief financial officer a unique blend of financial and operational experience,” said Alan Mulally, Ford president and CEO. “He has helped fully implement the One Ford plan by supporting a fully-funded product plan and delivering a profitably growing Ford for the good of all of us.”

Booth began his career with Ford in 1978 as a financial analyst in Product Development for Ford of Europe. Since that time, he has been known not only for his financial and operational expertise but also for his passion for people and products.
“During my 34 years at Ford, I’ve had the opportunity to lead the company’s operations on three continents as well as head up our talented Finance team,” Booth said. “It’s been an incredibly rewarding journey.  I’m honored to have had the privilege to play a key role in the company’s turnaround and to have worked with outstanding people in the Ford team around the world.”

In his new role, Shanks, 59, will assume direct responsibility for the company’s financial operations, including the Controller’s Office, Treasury and Ford Motor Credit Company. He will report to Mulally.

“Bob is a terrific leader,” Mulally said. “He has been a wonderful partner to the leadership team in the implementation and institutionalization of the One Ford plan.  His deep experience in finance, combined with his global perspective will allow us to continue to deliver an exciting profitably growing Ford.”

Since joining Ford as an accounts receivable analyst in 1977, Shanks has held a variety of leadership positions including serving as Controller for The Americas, head of Operations Support, Finance and Strategy for Ford of Europe and Premier Automotive Group (PAG), chief financial officer for PAG and chief financial officer for Mazda Motor Corporation. In addition to other finance positions within Mazda, North America and South America, he led the finance function in Taiwan’s Ford Lio Ho Motor Company and business development activities in Ford's Asia-Pacific operations.

Shanks holds a bachelor's degree in foreign service from Georgetown University and a master's degree in international management from the American Graduate School of International Management.

Rowley joined Ford in 1990 as a financial analyst for Ford of Britain and has served as the CFO and Vice President Strategic Planning of Ford Europe since August 2010. Previously, he served as CFO and Senior Vice President of Volvo Car Corporation and as Vice President Finance Ford Australia in addition to finance management positions in the Philippines, North America and Europe.

Product Development Changes
Kuzak, a native of Michigan, led the creation of the One Ford global product cycle plan, defining the company’s vehicle DNA for Ford and Lincoln, transforming Ford’s global product development system, leading platform consolidation across key global vehicle segments, and driving the company’s fuel efficiency, technology, and quality leadership to unprecedented heights.

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“Derrick’s commitment to product excellence and continuous improvement has allowed Ford to deliver to our customers the industry’s freshest showroom with a complete family of best-in-class products,” said Mulally. “At the same time, he prioritized the development of the next generation of talented, experienced product leaders who will continue to deliver for our global customers.”

Kuzak was appointed to his current role in December 2006. Before serving as global product development chief, Kuzak served in a variety of leadership positions in Europe and The Americas.

He began his career with Ford in 1978 as a research engineer. He holds both bachelor’s and master’s degrees in electrical engineering from the University of Detroit, where he also earned a doctorate in systems engineering.

In 2010, Kuzak also was elected a member of the National Academy of Engineering, the highest and most prestigious award in the engineering community.

“It has been an honor to work with so many talented men and women to develop for customers so many meaningful vehicles during the past 33 years,” Kuzak said. “The most rewarding accomplishment is to see all of our teams working together around the world to deliver vehicles in each region that are now consistently great to look at, great to sit in and fun to drive – with bold, emotive designs and fuel economy as a reason to buy.”

In his new role, Nair, 47, will assume direct responsibility for all aspects of Ford Motor Company’s product development system. He will report to Mulally. As Kuzak did before him, Nair also will report to Mark Fields, executive vice president of the company and president of The Americas for North American product development.

“Raj is the right leader to build on what has been accomplished to date,” Mulally said. “He understands the potential of moving to global platforms with our One Ford plan and he is committed to continuing to serve the world’s customers with best-in-class cars and trucks. In addition, Raj understands how to lead skilled and motivated professionals and further encourage working together around the world.”

Since joining Ford as a Body and Assembly launch engineer in 1987, Nair has held a variety of leadership positions in Europe, Asia Pacific Africa and The Americas, including vice president of Operations for Ford’s Asia Pacific and Africa region, executive director of Commodity Business Planning, executive director, North American Product Development and director of New Model Programs for Advanced & Manufacturing Engineering.

Nair holds a bachelor’s degree in mechanical engineering with an automotive specialty from Kettering University in Flint, Mich., and was named the recipient of the 2007 Kettering Alumni Achievement Award in Engineering.

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Thai-Tang joined Ford in 1988 as a college graduate trainee. In addition to serving in his current role since January 2011, Thai-Tang previously served as the director of product development for Ford South America as well as the director of Advanced Product Creation and Special Vehicle Teams (SVT). Prior to that, he was the chief nameplate engineer for the Ford Mustang. His Ford experience also includes an assignment in Germany, as well as working with Ford Racing as part of the company’s CART program.  He holds a Bachelor of Science degree in mechanical engineering from Carnegie-Mellon University and a master’s degree from the University of Michigan.

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About Ford Motor Company
Ford Motor Company, a global automotive industry leader based in Dearborn, Mich., manufactures or distributes automobiles across six continents. With about 164,000 employees and about 70 plants worldwide, the company’s automotive brands include Ford and Lincoln. The company provides financial services through Ford Motor Credit Company. For more information regarding Ford and its products worldwide, please visit http://corporate.ford.com.

Contact(s):	Marcey Evans
313.322.9211
mevans13@ford.com

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